UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_______________________________________

Date of Report: July 26, 2017
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800
Denver, Colorado 80265
(Address of principal executive offices and zip code)

(303) 672-6900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Purchase Agreement
On July 26, 2017, QEP Resources, Inc., a Delaware corporation (the "Company"), through its wholly owned subsidiary, QEP Energy Company, a Texas corporation ("Buyer"), entered into a purchase and sale agreement (the "Purchase Agreement") with JM Cox Resources, L.P., a Texas limited partnership ("JM Cox"), Alpine Oil Company, a Texas corporation ("Alpine"), and Kelly Cox ("Cox", and collectively with JM Cox and Alpine, each individually, a "Seller" and collectively, "Sellers"). The Purchase Agreement provides for the sale by Sellers of oil and natural gas interests in the Permian Basin located in Martin and Howard Counties, Texas (the "Acquisition"). The aggregate consideration payable to Sellers for the Acquisition will be approximately $732.1 million, subject to customary purchase price adjustments, including adjustments for certain title and environmental defects asserted prior to the closing.
The Acquisition has an effective date of the first day of the calendar month preceding the month in which the closing occurs. Concurrently with the execution of the Purchase Agreement, Buyer will deposit an amount equal to 5% of the purchase price (together with interest and earnings thereon, the "Deposit") into an escrow account to be credited against the purchase price if closing occurs. At closing, an amount equal to the Deposit will be retained by the escrow agent to satisfy Sellers' indemnification obligations to Buyer under the Purchase Agreement, and such amount will be incrementally released by the escrow agent to Sellers at 6 months, 12 months and 2 years after the closing date, in each case less an amount necessary to satisfy unresolved indemnification claims. Buyer and Sellers expect to close the Acquisition on or before October 24, 2017, subject to the satisfaction of customary closing conditions.
Conditions to the Closing of the Acquisition and Termination Rights
Before the closing of the Acquisition, Buyer intends to conduct customary due diligence to assess the aggregate dollar value of any title and environmental defects, casualty losses, preferential purchase rights and certain consents. If the value of these matters equals or exceeds 15% of the purchase price, each party has the right to decline to close. Except for Buyer’s termination right, Buyer’s remedy for a breach of Sellers’ special warranty of title or Buyer’s remedy of a breach by a Seller of certain representations, indemnifications and interim period covenants, Buyer’s exclusive remedy for title matters and environmental matters will be handled through a title and environmental defect mechanism.
Each party’s separate obligation to consummate the Acquisition is conditioned upon, among other things, (i) confirmation of the counterparty’s representations and warranties in all material respects as of the closing, (ii) the counterparty’s performance, in all material respects, of all covenants, (iii) the absence of material legal matters prohibiting the Acquisition, (iv) the purchase price condition described above and (v) the counterparty having delivered the closing certificate and being ready, willing and able to deliver closing deliverables. Sellers’ obligation to consummate Acquisition is further conditioned upon Buyer’s provision of replacements for Sellers’ bonds, letters of credit and guarantees.
If the Purchase Agreement is terminated by Sellers as a result of Buyer’s failure to consummate the Acquisition at a time when Sellers have satisfied their covenants and conditions to closing, Sellers will be entitled to either obtain specific performance or terminate the Purchase Agreement and receive the Deposit as liquidated damages. If Buyer terminates the Purchase Agreement as a result of Sellers’ failure to consummate the Acquisition at a time when Buyer has satisfied its covenants and conditions to closing, Buyer will be entitled to first obtain specific performance and in the event a Seller cannot provide specific performance or Buyer is unable to obtain specific performance after using commercially reasonable efforts to do so, Buyer will be entitled to terminate the Purchase Agreement, receive the Deposit and recover Buyer’s actual damages resulting from Sellers’ breach.
Other Terms of the Purchase Agreement
The Purchase Agreement contains customary representations, warranties and covenants for a transaction of this nature. The Purchase Agreement also contains customary pre-closing covenants, including the obligation of Sellers to use their commercially reasonable efforts to cause the assets to be operated in the usual, regular and ordinary manner consistent with past practices and to refrain from taking certain specified actions without the consent of Buyer.

Approximately $40 million of the purchase price accounts for certain assets located in Martin County that Sellers anticipate acquiring in a potential asset swap (the "Pending Transaction") after the execution of the Purchase Agreement (the "Pending Transaction Assets"). The Purchase Agreement contains procedures to account for situations in which the closing of the Pending Transaction is delayed or if the definitive agreements for the Pending Transaction are not reasonably acceptable to Buyer, in which case at either party’s option, the affected Pending Transaction Assets will be excluded from the Acquisition with a corresponding reduction in the purchase price, and at either party’s option, Buyer will acquire certain other assets that Sellers would have exchanged for the Pending Transaction Assets in the Pending Transaction.

The foregoing is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

On July 26, 2017, the Company issued a press release announcing its second quarter 2017 operating results and the Acquisition. A copy of the press release is incorporated by reference to the Company's Current Report on Form 8-K furnished on July 26, 2017.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.  Forward-looking statements can be identified by words such as "anticipates," "believes," "forecasts," "plans," "estimates," "expects," "should," "will" or other similar expressions.  Such statements are based on management’s current expectations, estimates and projections, which are subject to a wide range of uncertainties and business risks. In addition, the conditions to closing the Acquisition may not be met or the anticipated benefits from the proposed Acquisition may not be fully realized. Actual results may differ materially from those predicted as a result of factors over which the Company or Buyer has no control. Such factors include, but are not limited to, prices for natural gas, oil and NGLs; availability of capital; disruptions of the Company’s ongoing business, distraction of management and employees, increased expenses and adversely affected results of operations from organizational modifications due to the Acquisition; the inability of the parties to satisfy the conditions to the consummation of the Acquisition; the impact of capital market and business conditions on the Acquisition and on the nature and timing of the Acquisition; the impact on the Company of the Acquisition, including the time and resources devoted to execution and the consequences of the Acquisition; drilling and production costs; availability of drilling services and equipment; regulatory and other approvals; recoveries of gas in place; actual drilling results; lease expirations; general economic conditions, including the performance of financial markets and interest rates, global geopolitical and macroeconomic factors; weather conditions and other factors identified in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2017. The Company undertakes no obligation to publicly correct or update the forward-looking statements to reflect future events or circumstances.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Exhibit
10.1	Purchase and Sale Agreement, dated July 26, 2017, by and between QEP Energy Company, as buyer, and JM Cox Resources, L.P., Alpine Oil Company, and Kelly Cox, collectively as sellers.
99.1	Press Release of QEP Resources, Inc., dated July 26, 2017, incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K furnished on July 26, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP Resources, Inc.
(Registrant)

July 26, 2017

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith:

Exhibit No.	Exhibit
10.1	Purchase and Sale Agreement, dated July 26, 2017, by and between QEP Energy Company, as buyer, and JM Cox Resources, L.P., Alpine Oil Company, and Kelly Cox, collectively as sellers.
99.1	Press Release of QEP Resources, Inc., dated July 26, 2017, incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K furnished on July 26, 2017.